THE ASIA PACIFIC FUND, INC.
                      Three Gateway Center
                       100 Mulberry Street
                    Newark, New Jersey 07102



                                             May 30, 2008


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549


     Re:  The Asia Pacific Fund, Inc. (the Fund)
          File No. 811-04710



Ladies and Gentlemen:

     Please find enclosed the following items: (1) the Annual Report on Form N-SAR for the Fund for the fiscal year ended March 31, 2008 and (2) such other information required to be included as an exhibit. The Form N-SAR was filed electronically using the EDGAR System.


                                   Very truly yours,


                                   /s/Deborah A. Docs
                                   Deborah A. Docs
                                   Chief   Legal   Officer    and
Secretary



     This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 19th day of May
2008.


                   THE ASIA PACIFIC FUND, INC.



Witness: /s/Glenda D. Noel              By: /s/Deborah A. Docs
          Glenda D. Noel                  Deborah A. Docs
                                          Chief Legal Officer and
Secretary








L:\MFApps\CLUSTER 3\N-SAR\APB\2006\Annual 3-31-07 cover-sig.doc